Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer of General Electric Company, a New York corporation (the “Company”), hereby constitutes and appoints H. Lawrence Culp, Jr., Michael J. Holston, Rahul Ghai, Thomas S. Timko, and Brandon Smith, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities: (i) to sign this Registration Statement under the Securities Act of 1933, as amended, on Form S-3, any amendments thereto, and all post-effective amendments and supplements to this Registration Statement for the registration of the Company’s securities; and (ii) to file this Registration Statement and any and all amendments and supplements thereto, with any exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, in each case, in such forms as they or any one of them may approve, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such Registration Statement or Registration Statements shall comply with the Securities Act of 1933, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand on the date stated below.

/s/ H. Lawrence Culp, Jr.

H. Lawrence Culp, Jr.
Chairman of the Board
(Principal Executive
Officer and Director)
Date: February 1, 2024
/s/ Rahul Ghai		/s/ Thomas S. Timko

Rahul Ghai		Thomas S. Timko
Senior Vice President and		Vice President, Chief
Chief Financial Officer		Accounting
(Principal Financial Officer)		Officer and Controller
Date: January 30, 2024		(Principal Accounting Officer) Date: January 30, 2024

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/s/ Stephen Angel	/s/ Thomas W. Horton

Stephen Angel Director Date: January 22, 2024	Thomas W. Horton Director Date: January 22, 2024

/s/ Sébastien M. Bazin	/s/ Catherine A. Lesjak

Sébastien M. Bazin Director Date: January 23, 2024	Catherine A. Lesjak Director Date: January 26, 2024

/s/ Margaret Billson	/s/ Darren W. McDew

Margaret Billson Director Date: January 22, 2024	Darren W. McDew Director Date: January 22, 2024

/s/ Thomas Enders	/s/ Paula Rosput Reynolds

Thomas Enders Director Date: January 23, 2024	Paula Rosput Reynolds Director Date: January 22, 2024

/s/ Edward P. Garden	/s/ Jessica Uhl

Edward P. Garden Director Date: January 22, 2024	Jessica Uhl Director Date: January 26, 2024

/s/ Isabella Goren

Isabella Goren Director Date: January 22, 2024

A MAJORITY OF THE BOARD OF DIRECTORS

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